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                                                                    EXHIBIT 10.1
APPOINTMENT CONTRACT

This Contract is entered by between TSANN KUEN U.S.A. INC. (hereinafter referred to as Party A) and UNION CHANNEL LTD. (hereinafter referred to as Party B) on this day of April, 2002 on the terms and conditions contained hereinafter.


1. In this Contract, the following words shall bear the meanings set forth against them unless otherwise stated:- "Agent Services" shall mean Party A's distribution of finished products supplied by Party B, including the arrangement of importing/exporting procedures and other matters on behalf of Party B. "Service Fee" shall mean the "Advanced Payment" made by Party A for Party B and the "Agent Fee".
2. Party B appoints Party A to deal with the matters on behalf of Party B in the U.S.A., and Party A willingly provides such non-exclusive services to Party B.
3. During the Term, this Contract shall not be supplemented, amended, or modified unless a new contract is re-entered.
4. This Contact supersedes all prior written or oral agreements between the Parties relating to the agency in the U.S.A. from January 1, 2002.
5.   Party A acknowledges, during the term,
     1) to exert its best efforts to promote the sales of products in the American markets and acquire the purchase orders in the name of
         Party B;
     2) to abide the instructions of Party B relating to the agent services and provide the highest commercial standard of agent services, but not to have any actions against the Party B's reputation;
     3)  to exert its best efforts to acquire the necessary import/export permit for Party B;
     4)  to maintain true, accurate and complete books and records in respect of the agency services hereunder. Party B shall have the right at any time during the Term through it's authorized representatives to fully examine and duplicate such books and records during regular business hours.
     5) Party A agrees to notify Party B of any known or suspected breach of Party B's proprietary rights that comes to Party A's attention.
     6) Except with the written consent of Party B. Party A shall not make any warranty or representation not expressly set forth herein. Party A shall indemnify and hold Party B harmless against all claims and expenses and liabilities due to any breach of Party A's obligations, representations and warranties
6. Upon receipt of Party B's order or inquiry related to the finished products, Party A shall immediately advice Party B and exercise the terms and conditions as specified by Party B. If Party B accepts such order, Party B will fulfill the contract directly. Party B is entitled to refuse Party A's order or inquiry.
7. 1) Party B agrees to pay the following expenses arising from the Agent Services offered by Party A in the U.S.A.:
     o "Advanced payment" - Party B completely and solely pays the expenses. Party A shall submit a detailed list of payment and open a corresponding invoice on monthly basis for Party B's confirmation.
     o  "Service fee" - 0.1% of total "Advanced payment" will be charged.
     o Agent service fee" - Max. 2.5% of total exporting revenue of Party B will be charged.
     2) Party A is entitled to deal with other matters non-relating to Party B, but the expenses occurring hereof shall not be concluded in the operating cost. Party B shall have the right at any time during the Term through its employees and/or its accountants to fully examine such books and records relating to the "agent service" during regular business hours. In case it discloses an error, Party B has the right to change the "Agent Service" payable to Party A.
     3) The collection of Party A for Party B: Party A shall pay all the expenses in advance and shall submit a monthly report to Party B and invoices Party B on the 5th day of next month. Party B shall pay the money to Party A by T/T upon receipt of such invoice
8.   Without the consent of Party B, Party A shall not:-
     1) disclose any information relating to Party B's business or substantial trades during the Term:
     2) engage in any activities which may reasonably be deemed in party B's sole opinion as competitive to the products or injurious to the sales potential of Party B's products.
9.   Party B may terminate this Contract by giving a written notice to Party A if:-
     1) Party A substantially fails to abide any terms or conditions of this Contract;
     2) Party A defaults in any payment due to Party B;
     3) Party A is liquidated or dissolved upon the request of Party B or any
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        third party in accordance with the competent laws or regulations which are applicable for Party A.
10. In case Party B terminates this Contract, Party A shall return to Party B all the information, documents and materials owned by Party B.
11.    This Contract is governed by the laws of People's Republic of China.
12.    This Contract contains two copies for each party to refer.

IN WITNESS WEREOF, the parties have caused this Contract to be executed this day of April, 2002.

Party A:                                                 Party B:
TSANN KUEN U.S.A. INC.                                   UNION CHANNEL LTD.

BY:                                                      BY:
    WU TSAN KUN                                                  WINNIE TAO
    Legal representative                                         President

Address:                                                 Address:
89N, San Gabriel BLVD                                    POHON BUILDING,
Pasadena, CA 91107                                       24-30 PERCIVAL STREET,
                                                         CAUSEWAY BAY, HONG KONG